Exhibit 4.63

CONFORMED COPY

DATED 31 AUGUST 2006

COUNTRYWIDE FINANCIAL CORPORATION

as Issuer

and

COUNTRYWIDE HOME LOANS, INC.

as Guarantor

and

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

_____________________________________________

FIRST SUPPLEMENTAL TRUST DEED

modifying and restating the provisions of the
Trust Deed dated 15 August 2005
(as supplemented from time to time)
relating to the
U.S. $5,000,000,000
Euro Medium Term Note Programme

_____________________________________________

For the Issuer and the Guarantor:

GIDE LOYRETTE NOUEL MNP

Citypoint

1 Ropemaker Street

London EC2Y 9HT

For the Trustee:

ALLEN & OVERY LLP

One New Change

London EC4M 9QQ

THIS FIRST SUPPLEMENTAL TRUST DEED is made on 31 August 2006 BETWEEN:

(1)                                COUNTRYWIDE FINANCIAL CORPORATION, a company incorporated with limited liability in the State of Delaware, whose principal office is at 4500 Park Granada, Calabasas, California 91302, United States of America (the Issuer);

(2)                                COUNTRYWIDE HOME LOANS, INC., a company incorporated with limited liability in the State of New York, whose principal office is at 4500 Park Granada aforesaid (the Guarantor); and

(3)                                DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated with limited liability in England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(1)                                 This First Supplemental Trust Deed is supplemental to the Trust Deed dated 15 August 2005 (the Principal Trust Deed) made between the Issuer, the Guarantor and the Trustee and relating to a U.S.$5,000,000,000 Euro Medium Term Note Programme established by the Issuer and the Guarantor.

(2)                                 On 31 August 2006 the Issuer published a modified and updated Prospectus relating to the Programme (the Prospectus).

(3)                                 Clause 19(B) of the Principal Trust Deed provides that the Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer and the Guarantor in making any modification to the Principal Trust Deed which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders.

(4)                                 The Issuer and the Guarantor have requested the Trustee to concur in making the further modifications to the Principal Trust Deed (modified as aforesaid) hereinafter contained in order to reflect the relevant modifications to the Prospectus.

(5)                                 The Trustee, being of the opinion that the modifications referred to in Recital (4) above are not materially prejudicial to the interests of the Noteholders, has agreed to concur with the Issuer and the Guarantor in making such modifications and has agreed that notice of such modifications need not be given to the Noteholders.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.            DEFINITIONS

Subject as otherwise provided in this First Supplemental Trust Deed and unless there is anything in the subject or context inconsistent therewith, all words and expressions defined in the Principal Trust Deed (modified as aforesaid) shall have the same meanings in this First Supplemental Trust Deed.

2.            MODIFICATIONS

Save:

2

(A)                              in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this First Supplemental Trust Deed and all (if any) Notes issued after such last preceding day so as to be consolidated and form a single Series with the Notes of any such Series; and

(B)                                for the purpose (where necessary) of construing the provisions of this First Supplemental Trust Deed,

with effect on and from the date of this First Supplemental Trust Deed:

(1)                                  the Principal Trust Deed is modified in such manner as would result in the Principal Trust Deed as modified being in the form set out in the Schedule hereto; and

(2)                                  the provisions of the Principal Trust Deed (insofar as the same still have effect) shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as modified (and being in the form set out in the Schedule hereto) shall have effect.

3.             GENERAL

(A)                              The Principal Trust Deed shall henceforth be read and construed in conjunction with this First Supplemental Trust Deed as one document.

(B)                                A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer on the duplicate thereof.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first written above.

3

SCHEDULE

TRUST DEED

DATED 15 AUGUST 2005 AND AMENDED

AND RESTATED ON 31 AUGUST 2006

COUNTRYWIDE FINANCIAL CORPORATION

as Issuer

and

COUNTRYWIDE HOME LOANS, INC.

as Guarantor

and

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

relating to a

U.S.$5,000,000,000

Euro Medium Term Note Programme

Allen & Overy LLP

Schedule

1.	Terms and Conditions of the Notes		37
2.	Forms of Global and Definitive Notes, Receipt, Coupon, Talon and Certificate		63
	Part 1	Form of Temporary Global Note	63
	Part 2	Form of Permanent Global Note	72
	Part 3	Form of Definitive Note	81
	Part 4	Form of Receipt	85
	Part 5	Form of Coupon	86
	Part 6	Form of Talon	87
3.	Provisions for Meetings of Noteholders		89

Signatories			97

THIS TRUST DEED is made on 15 August 2005 BETWEEN:

(1)                                  COUNTRYWIDE FINANCIAL CORPORATION, a company incorporated with limited liability in the State of Delaware, whose principal office is at 4500 Park Granada, Calabasas, California 91302, United States of America (the Issuer);

(2)                                  COUNTRYWIDE HOME LOANS, INC., a company incorporated with limited liability in the State of New York, whose principal office is at 4500 Park Granada aforesaid (the Guarantor); and

(3)                                  DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated with limited liability in England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(1)                                  By resolutions of the Board of Directors of the Issuer passed on 19-20 August 2005 the Issuer has resolved to establish a Euro Medium Term Note Programme unconditionally and irrevocably guaranteed by the Guarantor (the Programme) pursuant to which the Issuer may from time to time issue Notes as set out herein.  Notes up to a maximum nominal amount (calculated in accordance with Clause 3(5) of the Programme Agreement (as defined below)) from time to time outstanding of U.S.$5,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued by the Issuer pursuant to the said Programme.

(2)                                  By resolutions of the Board of Directors of the Guarantor passed on 14 April 2005 the Guarantor has resolved to guarantee all Notes issued under the said Programme and to enter into certain covenants as set out in this Trust Deed.

(3)                                  The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.                                      DEFINITIONS

(A)                              In these presents, unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

Agency Agreement means the agreement dated 31 August 2006, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Guarantor have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing another Agent or further or other Paying Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Agent means, in relation to all or any Series of the Notes, Deutsche Bank AG, London Branch a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch number HR000005, acting through its London branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB and hereinafter referred to as Deutsche Bank AG, London Branch, or, if applicable, any Successor agent in relation thereto which shall become such pursuant to the provisions of the Agency Agreement;

Appointee means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

Auditors means the auditors for the time being of the Issuer or, as the case may be, the Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

Calculation Agent means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Agency Agreement or, if applicable, any Successor calculation agent in relation thereto which shall become such pursuant to the provisions of the Agency Agreement;

CGN means a Global Note where the applicable Final Terms specify the Notes as not being in NGN form;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Common Safekeeper means the party appointed to provide safekeeping for Notes issued in NGN form;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 hereto or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Coupon means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(i)                                     if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in
Part 5 A of Schedule 2 hereto or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(ii)                                  if appertaining to a Floating Rate Note or an Indexed Interest Note, in the form or substantially in the form set out in Part 5 B of Schedule 2 hereto or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(iii)                               if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Indexed Interest Note, in such form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

Dealers means ABN AMRO Bank N.V., BNP Paribas, Barclays Bank PLC, Calyon, Citigroup Global Markets Limited, Countrywide Securities Corporation, Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Mizuho International plc, Morgan Stanley & Co. International Limited, Société Générale, UBS Limited and WestLB AG, London Branch and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Final Terms), such Note in definitive form being in the form or substantially in the form set out in Part 3 of Schedule 2 hereto with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Dual Currency Note means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Early Redemption Amount has the meaning ascribed thereto in Condition 6(e);

Euroclear means Euroclear Bank S.A./N.V.;

Eurosystem-eligible NGN means an NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Event of Default means any of the conditions, events or acts provided in Condition 9 to be Events of Default (being events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable);

Extraordinary Resolution has the meaning ascribed thereto in paragraph 20 of Schedule 3 hereto;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Index Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Index Linked Note means an Indexed Interest Note and/or an Indexed Redemption Amount Note, as applicable;

Index Linked Redemption Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note or Indexed Interest Note, either:

(i)                                     the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)                                  such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Temporary Global Note the same date as the date of issue of the Temporary Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses provided that such legal fees and expenses shall have been properly incurred;

London Business Day has the meaning set out in Condition 4(b)(v);

Maturity Date means the date on which a Note is expressed to be redeemable;

month means calendar month;

NGN or New Global Note means a Global Note where the applicable Final Terms specify the Notes as being in NGN form and accordingly it is intended that such Note, upon issue, will be deposited with the Common Safekeeper;

Non-eligible NGN means an NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which:

(i)                                    has such maturity as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant currency; and

(ii)                                 has such denomination as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes and includes any replacements for a Note issued pursuant to Condition 10;

Noteholders means the several persons who are for the time being bearers of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN) or Common Safekeeper (in the case of an NGN) for Euroclear and Clearstream, Luxembourg, each person who is, for the time being, shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents, other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common depositary or Common Safekeeper and for which purpose such common depositary or Common Safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions Noteholder, holder and holder of Notes and related expressions shall be construed accordingly;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 13;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)                                  those Notes which have been redeemed pursuant to these presents;

(b)                                 those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c)           those Notes which have been purchased and cancelled in accordance with Conditions 6(h) and 6(i);

(d)           those Notes which have become void under Condition 8;

(e)           those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)            (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)           any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement;

PROVIDED THAT for each of the following purposes, namely:

(i)            the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii)           the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9(A), Conditions 9 and 14 and paragraphs 2, 5, 6 and 9 of Schedule 3;

(iii)          any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)          the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer, the Guarantor or any of the Issuer’s other Subsidiaries, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices for all or any Series of the Notes;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 hereto with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuer, the Guarantor and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

Prospectus Directive means Directive 2003/71/EC;

Receipt means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part 4 of Schedule 2 hereto or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 10;

Receiptholders means the several persons who are for the time being holders of the Receipts;

Reference Banks means the several banks initially appointed as reference banks in relation to the Notes of any relevant Series and/or, if applicable, any Successor reference banks in relation to such Notes;

Relevant Date has the meaning set out in Condition 7;

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Stock Exchange means the London Stock Exchange plc, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain) or a subsidiary undertaking (within the meaning of Section 258 and Schedule 10A of the Companies Act 1985 of Great Britain);

Successor means, in relation to the Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents, reference banks or calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 6 of Schedule 2 hereto or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of Schedule 2 hereto with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)           (i)            All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 5(d).

(ii)           All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iii)          All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(iv)          All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(v)           All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGN), be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Agent and the Trustee.

(vi)          Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(vii)         In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(viii)        In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(ix)           Any references herein to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

(C)           Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

(D)          All references in these presents to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

(E)           All references in these presents to Notes being “listed” or having a “listing” on a Stock Exchange shall, in relation to any Notes which are to have a listing or be listed (i) on the London Stock Exchange plc, be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market and (ii) on any other European Economic Area Stock Exchange, listing and listed shall be constituted to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC).

(F)           All references in these presents to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive and all references to the Prospectus Directive shall include Commission Regulation (EC) No.809/2004 implementing the Prospectus Directive.

2.             AMOUNT AND ISSUE OF THE NOTES

(A)          Amount of the Notes, Final Terms and Legal Opinions:

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued.  Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in applicable law affecting the Issuer or, as the case may be, the Guarantor, these presents, the Programme Agreement or the Agency Agreement, or the Trustee has other grounds), the Issuer or, as the case may be, the Guarantor will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee.  Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

(B)           Covenant to repay principal and to pay interest:

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT:

(i)            every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series, except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii)           in the case of any payment of principal made to the Trustee or the Agent after the due date or on or after accelerated maturity following an Event of Default, interest shall (subject, where applicable, as provided in the Conditions) continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the

Trustee determines to be the date on and after which payment is to be made in respect thereof, as stated in a notice given to the holders of such Notes (such date to be not later than seven days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(iii)          in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

(C)           Trustee’s requirements regarding Paying Agents:

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(i)            by notice in writing to the Issuer, the Guarantor, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(a)           to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(b)           to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or the relevant other Paying Agent is obliged not to release by any law or regulation; and

(ii)           by notice in writing to the Issuer and the Guarantor require them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice to the Issuer and the

Guarantor and until such notice is withdrawn proviso (i) to subclause (B) of this Clause relating to the Notes shall cease to have effect.

(D)          If the Floating Rate Notes or Indexed Interest Notes of any Series become immediately due and repayable under Condition 9, the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4(b) except that the rates of interest need not be published.

(E)           Currency of payments:

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

(F)           Further Notes:

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

(G)           Separate Series:

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive), 22(B) and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders, Talons and Talonholders shall be construed accordingly.

3.             FORMS OF THE NOTES

(A)          Global Notes:

(i)            The Notes of each Tranche will initially be represented by a Temporary Global Note which shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note, in each case in accordance with the provisions of such Temporary Global Note.  Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note.

All Global Notes shall be prepared, completed and delivered to a Common Depositary (in the case of a CGN) or Common Safekeeper (in the case of an NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement and these presents.

(ii)           Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 and may be a facsimile.  Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by two persons duly authorised by the Issuer on behalf of the Issuer, shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Agent.  Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(iii)          Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2 and may be a facsimile.  Each Permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by two persons duly authorised by the Issuer on behalf of the Issuer, shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Agent.  Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(B)           Definitive Notes:

(i)            The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts 3, 4, 5 and 6, respectively, of Schedule 2.  The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).  Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(ii)           The Definitive Notes shall be signed manually or in facsimile by two persons duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent.  The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer.  The Receipts, the Coupons and the Talons shall not be signed.  No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

(C)           Facsimile Signatures:

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes, he may have ceased for any reason to be so authorised.

(D)          Persons to be treated as Noteholders:

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof, deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon and of all rights thereunder as the absolute owner thereof free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:

(a)           the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b)           each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or (except in the case of an NGN) such other additional or alternative clearing system approved by the Issuer, the Agent and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

4.             FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents (ii) the constitution and original issue of the Notes, the Receipts and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.             COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantor covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it.  The Conditions shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.  The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons.  The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.             CANCELLATION OF NOTES AND RECORDS

(A)          The Issuer shall use all reasonable endeavours to procure that all Notes (i) redeemed or (ii) purchased for cancellation by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Issuer or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (together in each case, in the case of Definitive Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive Notes all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)           the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)           the serial numbers of such Notes in definitive form and Receipts;

(c)           the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)           the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)           the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Issuer and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)            the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)           the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h)           the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be).  The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

(B)           The Issuer shall use all reasonable endeavours to procure (i) that the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption, purchase by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Issuer and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons and (ii) that such records shall be made available to the Trustee at all reasonable times.

7.             GUARANTEE

(A)          The Guarantor hereby irrevocably and unconditionally guarantees to the Trustee the due and punctual payment in accordance with these presents of the principal of and interest on the Notes and of all other amounts payable by the Issuer under these presents.

(B)           If the Issuer fails, for any reason whatsoever, punctually to pay any such principal, interest or other amount, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor of the relevant Note, Receipt or Coupon and not merely as surety (but without affecting the Issuer’s obligations) to the intent that the holder thereof shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

(C)           If any payment received by the Trustee or any Noteholder, Receiptholder or Couponholder pursuant to the provisions of these presents in relation to the Notes, the Receipts or the Coupons shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantor under this subclause shall, as regards each payment made to the Trustee or any Noteholder, Receiptholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

(D)          The Guarantor hereby agrees that its obligations hereunder shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Receiptholders or Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19(A), whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders, Receiptholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor.  Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(E)           Without prejudice to the provisions of Clause 9(A), the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer (as appropriate) and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders, Receiptholders or Couponholders.

(F)           The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes, Receipts or Coupons or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable by the Issuer under these presents in relation to the Notes, Receipts and Coupons, shall not be discharged except by complete performance of the obligations contained in these presents in relation to the Notes, Receipts and Coupons and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

(G)           If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(i)            in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(ii)           in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee).  If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all principal of, and interest on, the Notes, Receipts and Coupons shall have been made to the Noteholders, Receiptholders and Couponholders, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes.

(H)          The obligations of the Guarantor under these presents constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and (save for certain obligations required to be preferred by law) rank and will rank pari passu with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

8.             NON-PAYMENT

(A)          Proof that as regards any specified Note, Receipt or Coupon the Issuer or, as the case may be, the Guarantor has defaulted in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

(B)           References in provisos (ii) and (iii) to Clause 2(B) and the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (ii) and (iii) to Clause 2(B) to “the rates aforesaid” shall, in the event of the Notes having become due and repayable, with effect from the expiry of the interest period during which such Notes become due and repayable, be construed as references to rates of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

9.             PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)          The Trustee shall not be bound to take any proceedings mentioned in Condition 9 or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)           Only the Trustee may enforce the provisions of these presents.  No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.          APPLICATION OF MONEYS

All moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 8) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.

11.          NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 13 of the day fixed for any payment to them under Clause 10.  Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

12.          INVESTMENT BY TRUSTEE

(A)          The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Notes in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom.  The accumulated investments shall be applied under Clause 10.  All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders or the holders of the related Coupons, as the case may be.

(B)           Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world, whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit.  If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.  The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.          PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and (except in the case of an NGN) the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may, in any particular case, dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.          COVENANTS BY THE ISSUER AND THE GUARANTOR

(A)          The Issuer covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (viii), (ix), (xiii), (xiv), (xvi) and (xviii), so long as any such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of subparagraph (xv), until the expiry of a period of 30 days after the Relevant Date) it shall:

(i)            at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(ii)           give or procure to be given to the Trustee such opinions, certificates and information as it shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clauses 16(C) and 16(U)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)          cause to be prepared and certified by its Auditors in respect of each annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

(iv)          at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Issuer shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(v)           send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(vi)          forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or Potential Event of Default;

(vii)         give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 28 February 2007 and in any event not later than 180 days after the end of each such financial year, a certificate signed by two of its Directors, to the effect that as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed, specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)        at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(ix)           at all times maintain an Agent, other Paying Agents, a Calculation Agent and Reference Banks in accordance with the Conditions;

(x)            procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(xi)           in the event of the unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 that such payment has been made;

(xii)          use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used all such reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market provided that the Issuer shall not be obliged to maintain any listing of the Notes on a regulated market in the European Economic Area in circumstances where:

(a)           a listing or admission to trading of such Notes on such regulated market in the European Economic Area would require the Issuer (1) to prepare financial statements in accordance with auditing standards other than U.S. GAAP or (2) to provide additional information and/or a report from its auditors as a result of differences between U.S. GAAP and International Financial Reporting Standards; or

(b)           the EU Financial Services Action Plan is implemented in a manner that, in the reasonable opinion of the Issuer, is unduly burdensome (as certified by the Issuer to the Trustee in a certificate signed by two Directors of the Issuer), in which event the Issuer may, but shall not be obliged to, seek an alternative listing for any such Notes on or by such Stock Exchange as may be agreed between the Issuer and the Trustee;

(xiii)         give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any Agent, Calculation Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent, Reference Banks and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s or Reference Bank’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes, Receipts or Coupons remains liable to prescription in the case of the termination of the appointment of the Agent or the Calculation Agent no such termination shall take effect until a new Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(xiv)        obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(xv)         if payments of principal or interest in respect of the Notes or relative Receipts or Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United States of America or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof, notify the Trustee in writing of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America or any political sub-division thereof or any authority therein or thereof having power to tax or references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such trust deed also (where applicable) to modify Condition 6(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(xvi)        comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and that the Calculation Agent complies with and performs all its obligations under the relative calculation agency agreement and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(xvii)       in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee, a certificate in writing signed by two of its Directors, setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(a)           up to and including the date of such certificate have been purchased by the Issuer or any Subsidiary of the Issuer and cancelled; and

(b)           are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer or any Subsidiary of the Issuer;

(xviii)      procure its Subsidiaries to comply with all applicable provisions of Condition 6(h);

(xix)         use all reasonable endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer and the Guarantor;

(xx)          if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 13;

(xxi)         use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 16(U) as soon as practicable after such request;

(xxii)        give prior written notice to the Trustee of any proposed redemption pursuant to Condition 6(b) or 6(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 6(c), duly proceed to draw (if appropriate) and redeem the relevant Notes accordingly; and

(xxiii)       promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement.

(B)           The Guarantor covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (viii) and (xvi), so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of subparagraph (xv), until the expiry of a period of 30 days after the Relevant Date) it shall:

(i)            at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(ii)           give or procure to be given to the Trustee such opinions, certificates and information as it shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)          cause to be prepared and certified by its Auditors in respect of each annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

(iv)          at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Guarantor shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(v)           send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(vi)          forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or Potential Event of Default;

(vii)         give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 28 February 2006 and in any event not later than 180 days after the end of each such financial year, a certificate signed by two of its Directors, to the effect that as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed, specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate the Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)        at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(ix)           if payments of principal or interest in respect of the Notes or relative Receipts or Coupons by the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax, other than or in addition to the United States of America or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof, notify the Trustee in writing of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America or any political sub-division thereof or any authority therein or thereof having power to tax or references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such trust deed also (where applicable) to modify Condition 6(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(x)            comply with and perform all its obligations under the Agency Agreement;

(xi)           in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee, a certificate in writing signed by two of its Directors, setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(a)           up to and including the date of such certificate have been purchased by the Guarantor or any Subsidiary of the Guarantor and cancelled; and

(b)           are at the date of such certificate held by, for the benefit of, or on behalf of, the Guarantor or any Subsidiary of the Guarantor; and

(xii)          procure its Subsidiaries to comply with all applicable provisions of Condition 6(h).

15.          REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)          The Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amount as shall be agreed from time to time by exchange of letters between the Issuer and the Trustee.  Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

(B)           In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)           The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)          In the event of the Trustee and the Issuer failing to agree:

(1)           (in a case to which subclause (A) above applies) upon the amount of the remuneration; or

(2)           (in a case to which subclause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

(E)           The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to, travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)           The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless required by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

(G)           All amounts payable pursuant to subclause (E) above and/or Clause 16(J) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within seven days after such demand and the

Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within seven days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand.  All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(H)          Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(J) shall continue in full force and effect notwithstanding such discharge.

(I)            The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.          SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents.  Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.  The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(A)          The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)           Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, cable or electronic mail and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)           The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate signed by any two Directors of the Issuer or by any two Directors of the Guarantor, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)          The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)           The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)                                 The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

(G)                                Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 9(A), unless it shall first be indemnified or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(H)                               The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or (in the case of direction or request) it was not signed by the requisite number of Noteholders or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(I)                                    The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)                                   Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantor shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)                               Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any), as the Trustee thinks fit and notwithstanding anything to the contrary in these presents, may be given retrospectively.  The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby.  For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(L)                                 The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantor or any other person in connection with these presents and no Holder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)                            Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

(N)                               The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents.  Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(O)                               In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders,  Receiptholders or Couponholders (whatever their number) resulting from their being, for any purpose, domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(P)                                 Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges properly incurred for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(Q)                               The Trustee may whenever it thinks fit, subject to the consent of the Issuer (such consent not to be unreasonably withheld) except following the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur or if the Trustee has been advised by its legal advisers that such delegation is necessary in order to avoid a conflict of interest or a possible conflict of interest, in each of which cases no such consent of the Issuer as aforesaid shall be required, delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents.  Such delegation may be made upon such terms (including power to sub-delegate)

and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit.  Provided that the Trustee shall have exercised reasonable care in the selection of such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.  The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(R)                                The Trustee may, after consultation with the Issuer and the Guarantor, unless, in the opinion of the Trustee, such consultation would be materially prejudicial to the interests of the Noteholders in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).  Provided that the Trustee shall have exercised reasonable care in the selection of such agent the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.  The Trustee shall within a reasonable time after appointing such an agent or after any renewal, extension or termination of such an appointment give notice thereof to the Issuer and the Guarantor.

(S)                                 The Trustee may, after consultation with the Issuer and the Guarantor, unless, in the opinion of the Trustee, such consultation would be materially prejudicial to the interests of the Noteholders, appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and provided that the Trustee shall have exercised reasonable care in the selection of such custodian or nominee the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person;  the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.  The Trustee shall within a reasonable time after appointing such a custodian or nominee or after any renewal, extension or termination of such an appointment give notice thereof to the Issuer and the Guarantor.

(T)                                The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance (other than its own), enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance (other than its own), enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(U)                               The Trustee may call for and shall rely on any records, certificate or other document and/or evidence and/or information and/or certification to be issued or given by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by a Global Note (in CGN or NGN form) standing to the account of any person.  Any such records, certificate or other document shall be conclusive and binding for all purposes.  Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding.  The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such record, certificate or other document and/or evidence and/or information and/or certification to such effect purporting to be issued or given by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(V)                                Any certificate or report of the Auditors of the Issuer or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors of the Issuer or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

(W)                           The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(X)                               Subject to the requirements, if any, of the Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties hereto.

(Y)                                The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified (by or on behalf of the Noteholders or, as the case may be, each person or persons requesting it to take such action or form such opinion) against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

(Z)                                No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability (whether by the Noteholders or by or on behalf of any other person or persons) is not assured to it.

(AA)                    Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14(xvii)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantor or any other Subsidiary of the Issuer.

(BB)                        The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantor, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(CC)                        The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

17.                               TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any Liability for gross negligence, wilful default, fraud or breach of trust of which it may be guilty in relation to its duties under these presents.

18.                               TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall, by reason of its or his fiduciary position, be in any way precluded from:

(i)                                     entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, any Issuer or any person or body corporate associated as aforesaid); or

(ii)                                  accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above, without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.                               WAIVER, AUTHORISATION AND DETERMINATION

(A)                              The Trustee may, without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made.  Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

MODIFICATION

(B)                                The Trustee may, without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders, at any time and from time to time, concur with the Issuer in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make, PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents, if in the opinion of the Trustee, such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven.  Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

BREACH

(C)                                Any breach of or failure to comply with any such terms and conditions as are referred to in subclauses (A) and (B) of this Clause shall constitute a default by the Issuer or the Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

(D)                               (1)                                  The Issuer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

(a)                                  the corporation formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer, the properties and assets of the Issuer substantially as an entirety shall be a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and shall expressly assume, by a trust deed supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of these presents on the part of the Issuer to be performed or observed;

(b)                                 immediately after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred;

(c)                                  the Issuer has delivered to the Trustee a certificate signed by two of its Directors and an opinion of counsel acceptable to the Trustee, each stating that such consolidation, merger, conveyance or transfer and such supplemental trust deed comply with this paragraph (1) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d)                                 the Guarantor has delivered to the Trustee a certificate signed by two of its Directors and an opinion of counsel acceptable to the Trustee, each stating that the Guarantor’s obligations under these presents shall remain in full force and effect thereafter.

(2)                                  Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, in each case in accordance with paragraph (1) above, the successor corporation formed by such consolidation or into which the Issuer is merged or the successor person to which such conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under these presents with the same effect as if such successor had been named as the Issuer herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under these presents.

(3)                                  The Guarantor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

(a)                                  the corporation formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance or transfer, the properties and assets of the Guarantor substantially as an entirety shall be a corporation organised and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and shall expressly assume, by a trust deed supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Guarantor contained in Clause 7 and the performance of every covenant contained in these presents on the part of the Guarantor to be performed or observed;

(b)                                 immediately after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred; and

(c)                                  the Guarantor has delivered to the Trustee a certificate signed by two of its Directors and an opinion of counsel acceptable to the Trustee, each stating that such consolidation, merger, conveyance or transfer and such supplemental trust deed comply with this paragraph (3) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(4)                                  Upon any consolidation with or merger into any other corporation, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety, in each case in accordance with paragraph (3) above, the successor corporation formed by such consolidation or into which the Guarantor is merged or the successor person to which such conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under these presents with the same effect as if such successor had been named as the Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under these presents.

20.                               HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

(A)                              Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

(B)                                Neither the Trustee nor the Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with Condition 13.

21.                               CURRENCY INDEMNITY

Each of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)                                  any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the holders of the Notes issued by the Issuer or the Guarantor and the relative Receiptholders or Couponholders under these presents, by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

(b)                                 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect, notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause).  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or its liquidator or liquidators.

22.                               NEW TRUSTEE

(A)                              The power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution.  One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation.  Whenever there shall be more than two trustees of these presents, the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents, provided that a Trust Corporation shall be included in such majority.  Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

(B)                                Notwithstanding the provisions of subclause (A) above, the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)                                     if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)                                  for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)                               for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer or the Guarantor.

Each of the Issuer and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Trustee shall have power in like manner to remove any such person.  Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall, for the purposes of these presents, be treated as Liabilities incurred by the Trustee.

23.                               TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 60 days prior written notice to the Issuer, without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement.  The Noteholders may, by Extraordinary Resolution, remove any trustee or trustees for the time being of these presents.  The Issuer and the Guarantor undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution, they will use reasonable endeavours to procure that a new trustee of these presents, being a Trust Corporation, is appointed as soon as reasonably practicable thereafter.  The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.  If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

24.                               TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as a holder of any of the Notes, Receipts or Coupons.

25.                               NOTICES

Any notice or demand to the Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	4500 Park Granada
Calabasas
California 91302
U.S.A.

(Attention: Jennifer Sandefur

Senior Managing Director and
Treasurer)
Facsimile No. 001 818 225 4001

to the Guarantor:	4500 Park Granada
Calabasas
California 91302
U.S.A.

(Attention: Jennifer Sandefur
Senior Managing Director
and Treasurer)
Facsimile No. 001 818 225 4001

to the Trustee:	Winchester House
1 Great Winchester Street
London EC2N 2DB

(Attention: the Managing Director)
Facsimile No. +44 207 547 5782/+44 207 547 3665

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch, provided that in the case of a notice or demand given by facsimile transmission, such notice or demand shall forthwith be confirmed by post.  The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

26.                               GOVERNING LAW

These presents are governed by, and shall be construed in accordance with, English law.

27.                               SUBMISSION TO JURISDICTION

(A)                              Each of the Issuer and the Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as Proceedings), may be brought in the courts of England.  Each of the Issuer and the Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.  Nothing in this Clause shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(B)                                Each of the Issuer and the Guarantor irrevocably and unconditionally appoints GLN Representatives Limited at its registered office for the time being (being at the date hereof at 20th Floor, City Point, 1 Ropemaker Street, London EC2Y 9HT) and in the event of its ceasing so to act, will appoint such other person as the Trustee may approve and as the Issuer or the Guarantor may nominate in writing to the Trustee for the purpose of accepting service of process on its behalf in England in respect of any Proceedings.  Each of the Issuer and the Guarantor:

(i)                                     agrees to procure that, so long as any of the Notes issued by it remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(ii)                                  agrees that failure by any such person to give notice of such service of process to the Issuer or the Guarantor shall not impair the validity of such service or of any judgment based thereon; and

(iii)                               agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

28.                               COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

29.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person which is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each global Note and each definitive Note, in the latter case only if permitted by all legal and other relevant regulatory requirements and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions.  The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes.  The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Temporary Global Note, Permanent Global Note and definitive Note.  Reference should be made to “Form of the Notes” above for a description of the content of Final Terms which will include the definitions of certain terms used in the following Terms and Conditions or specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Countrywide Financial Corporation (the “Issuer”) constituted by a Trust Deed dated 15 August, 2005 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) made between the Issuer, Countrywide Home Loans, Inc. as guarantor (the “Guarantor”) and Deutsche Trustee Company Limited (the “Trustee”, which expression shall include any successor as trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)                                     in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency;

(ii)                                  definitive Notes issued in exchange for a global Note; and

(iii)                               any global Note.

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an amended and restated Agency Agreement (the “Agency Agreement” dated 31 August, 2006 made between the Issuer, the Guarantor, Deutsche Bank AG, London Branch as issuing and principal paying agent and agent bank (the “Agent”, which expression shall include any successor agent specified in the applicable Final Terms), the other paying agents named therein (together, where the context so permits, with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents) and the Trustee.

Interest bearing definitive Notes (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue.

The Final Terms for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the “Noteholders”, which expression shall, in relation to any Notes represented by a global Note, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed, the Agency Agreement and the applicable Final Terms are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at 31 August, 2006 at Winchester House, 1 Great Winchester Street, London EC2N 2DB) and at the specified office of each of the Paying Agents, save that, if this Note is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or, as the case may be, the relevant Paying Agent as to its holding of Notes and as to identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. These Terms and Conditions include summaries of, and are subject to the detailed provisions of, the Trust Deed.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail.

1.                                      Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note or a Partly Paid Note or a combination of any of the foregoing or any other type of Note, depending upon the Interest Basis and Redemption/Payment Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The Issuer, the Guarantor, the Replacement Agent (which is defined in the Agency Agreement as the Paying Agent in London) and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Agent and any other Paying Agent and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the bearer of the relevant global Note shall be treated by the Issuer, the Guarantor, the Agent and any other Paying Agent and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, the Agent and the Trustee.

2.                                      Status of the Notes

The Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain debts required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

3.                                      Status of the Guarantee

The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor under the Trust Deed. The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and pari passu and (save for certain debts required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

4.                                      Interest

(a)                               Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to and including the Maturity Date.

Except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If interest is required to be calculated for a period other than a Fixed Interest Period or if no Fixed Coupon Amount is specified in the applicable Final Terms, such interest shall be calculated by applying the

Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):

(i)                                     if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(a)                                  in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)                                 in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)                                  the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)                                  the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)                                  if “30/360” is specified in the applicable Final Terms, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In these Terms and Conditions:

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b                                    Interest on Floating Rate Notes and Index Linked Interest Notes

(i)                                  Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)                              the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)                                if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)                                  in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls in the Specified Period after the preceding applicable Interest Payment Date; or

(2)                                  the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)                                  the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day, unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)                                  the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Terms and Conditions, “Business Day” means a day which is both:

(A)                              a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(B)                                either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

(ii)                              Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(A)                              ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) and under which:

(1)                                  the Floating Rate Option is as specified in the applicable Final Terms;

(2)                                  the Designated Maturity is a period specified in the applicable Final Terms; and

(3)                                  the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)                                Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)                                  the offered quotation; or

(2)                                  the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(iii)                          Minimum and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)                            Determination of Rate of Interest and Calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(i)                                     if “Actual/365” or “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)                                  if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)                               if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)                              if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)                                 if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)                              if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)                                Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets are open for general business in London.

(vi)                            Determination or calculation by Trustee

If for any reason at any relevant time the Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Final Terms, as the case may be, and, in each case, in accordance with sub-paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any minimum or maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable.

(vii)                        Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), whether by the Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agent, the Calculation Agent (if applicable), the other Paying Agents, the Trustee and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or (if applicable) the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)                                Dual Currency Notes

In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the applicable Final Terms.

(d)                               Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(e)                                Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

5.                                      Payments

(a)                               Method of Payment

Subject as provided below:

(i)                                     payments in a Specified Currency other than euro or U.S. dollars will be made by transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively);

(ii)                                  payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque; and

(iii)                               payments in U.S. dollars will be made by transfer to a U.S. dollar account maintained by the payee with a bank outside the United States (which expression, as used in this Condition 5, means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction), or by cheque drawn on a United States bank.

In no event will payment be made by a cheque mailed to an address in the United States or by transfer to an account maintained by the payee with a bank located in the United States. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7. References to “Specified Currency” will include any successor currency under applicable law.

(b)       Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or in the case of part payment of any sum due, endorsement) of the relevant Note. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter. Notwithstanding the provisions of this paragraph, if any such Fixed Rate Notes in definitive form should be issued on terms such that, on the presentation for payment of any such Note without any unmatured Coupons attached thereto or surrendered therewith, the amount required by this paragraph to be deducted would be greater than the Early Redemption Amount otherwise due for payment, then, upon the due date for redemption of any such Note, such unmatured Coupons (whether or not attached) shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of this paragraph in respect of such Coupons as have not so become void, the amount required by this paragraph to be deducted would not be greater than the Early Redemption Amount otherwise due for payment. Where the application of the foregoing sentence requires some but not all of the unmatured Coupons relating to a Note to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto

(whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by such Paying Agent and such record shall be prima facie evidence that the payment in question has been made.

The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such global Note.

Notwithstanding the foregoing, if any amount of principal and/or interest in respect of this Note is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of this Note will be made at the specified office of a Paying Agent in the United States if:

(i)

the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)

payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(c)       Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

	(A)	the relevant place of presentation;

	(B)	London; and

	(C)	any Additional Financial Centre specified in the applicable Final Terms; and

(ii)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

(d)       Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 7;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(e)); and

(vii)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts (other than interest) which may be payable with respect to interest under Condition 7.

6.         Redemption and Purchase

(a)       At Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b)       Redemption for Tax Reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if:

(i)

on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts in each case as a result of any change in, or amendment to, the laws or regulations of the United States of America or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(ii)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Agent a certificate signed by two Directors of the Issuer or, as the case may be, two Directors of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment.

In addition if the Issuer or, if applicable, the Guarantor determines, based upon a written opinion of independent United States legal counsel, that any payment made outside the United States by the Issuer, the Guarantor or any Paying Agent of principal or interest due in respect of any Note, Receipt or Coupon would, under any laws or regulations of the United States of America having current or scheduled future effect, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Issuer, the Guarantor, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien (as defined in Condition 7)) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien the Issuer, at its option, will either (x) redeem the Notes, in whole but not in part, or (y) if and so long as the conditions of Condition 7 are satisfied, pay the additional amounts specified in Condition 7.

The right of the Issuer to exercise such option will not apply where the requirement otherwise giving rise to such option (1) would not be applicable to a payment made by the Issuer, the Guarantor or any Paying Agent (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, (2) can be satisfied by such custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided that in each case referred to in sub-paragraphs (1)(ii) and (2) payment by such custodian, nominee or agent of such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee or other agent described in (4) of this sentence) or (3) would not be applicable to payment made by at least one other Paying Agent or (4) is applicable to a payment to a custodian, nominee or other agent of the beneficial owner who is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50 per cent. or more of whose gross income for the 3-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States.

Such determination and election will be made as soon as practicable, and the Issuer will promptly publish notice thereof (the “Determination Notice”) stating the effective date of such certification, identification or other information or reporting requirement, whether the Notes shall be redeemed or that the additional amounts specified in Condition 7 should be paid and (if applicable) the last date by which the redemption of the Notes must take place.

If an election has been made that the Notes shall be redeemed, such redemption will take place on such date (being an Interest Payment Date if this Note is either a Floating Rate Note or an Index Linked Interest Note), not later than one year after the publication of the Determination Notice, as the Issuer elects by notice to the Noteholders in accordance with Condition 13 at least 60 days before the date fixed for redemption.

Notwithstanding the foregoing, the Notes will not be so redeemed if the Issuer subsequently determines, based on an opinion of independent United States legal counsel, no less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Issuer will promptly publish notice of such determination and any earlier redemption notice will be revoked and of no further effect.

Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)       Redemption at the Option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the Issuer shall, having given:

(i)	not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13; and

(ii)	not less than 30 days before the giving of the notice referred to in (i), notice to the Agent;

(which notices shall be irrevocable), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such partial redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a global Note, not more than 60 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 30 days prior to the date fixed for redemption.

The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least 5 days prior to the Selection Date.

(d)       Redemption at the Option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than 30 nor more than 60 days’ notice (which shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

If this Note is in definitive form, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is by cheque, an address) to which payment is to be made under this Condition.

(e)       Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

(i)	in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)

in the case of Notes (other than Zero Coupon Notes but including Instalment Notes and Partly Paid Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the Final Terms, at their nominal amount; or

(iii)	in the case of Zero Coupon Notes, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP 6 (1 + AY)y

Where:

“RP” means the Reference Price;

“AY” means the Accrual Yield expressed as a decimal; and

“y” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes of such Series to (but excluding) the date fixed for redemption of such Notes or (as the case may be) the date upon which such Notes become due and repayable, and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.

(f)        Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)       Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

(h)       Purchases

The Issuer, the Guarantor or any of the other Subsidiaries (as defined in the Trust Deed) of the Issuer may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor, surrendered to any Paying Agent for cancellation.

(i)        Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(j)        Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)

five days after the date on which the full amount of the moneys payable has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13.

7.         Taxation

Subject to certain exceptions and limitations set forth below, all payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United States of America or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon as a result of withholding or deduction on account of any one or more of the following:

(i)

any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder of a Note, Receipt or Coupon (a “Holder”), or a fiduciary, settler, beneficiary, member or shareholder of such holder being considered as:

	(a)	being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States of America;

	(b)	having a current or former relationship with the United States of America, including a relationship as a citizen or resident thereof;

(c)

being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States of America or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)

being or having been a “10-per cent. shareholder” of all classes of stock of the Issuer or, as the case may be, the Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

	(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business;

(ii)

any Holder that is not the sole beneficial owner of a Note, Receipt or Coupon or that is a fiduciary or partnership, but only to the extent that a beneficiary or settler with respect to the fiduciary, a beneficial owner or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficiary, settler, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)

any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of America of the Holder or beneficial owner of such Note, Receipt or Coupon, if compliance is required by statute, by regulation or the United States Treasury Department or by an applicable income tax treaty to which the United States of America is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)	any tax, assessment or other governmental charge that is imposed other than by withholding from a Note, Receipt or Coupon;

(v)

any tax, assessment or other governmental charge that would not have been so imposed but for the presentation or surrender by the Holder for payment on a date more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to an additional amount on presenting the same for payment on such thirtieth day;

(vi)	any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax assessment or other governmental charge;

(vii)	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, Receipt or Coupon if such payment can be made without such withholding by any other paying agent;

(viii)

any tax, duty, assessment or other governmental charge required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(ix)	in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii).

As used herein, “United States Alien” means any corporation, partnership, individual or fiduciary that is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

Notwithstanding the above, if and so long as a certification, identification or other information reporting requirement referred to in the third paragraph of Condition 6(b) would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect, by so stating in the Determination Notice, to have the following provisions of this Condition 7 apply in lieu of the provisions of the third paragraph of Condition 6(b).

In such event, the Issuer, failing which, if applicable, the Guarantor, will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States of America by it, the Guarantor (if applicable) or any of the Paying Agents of principal or interest due in respect of any Note, Receipt or Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any Paying Agent or any governmental authority), after withholding or deduction for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (1) is the result of a certification, identification or other information reporting requirement which would not be applicable in the circumstances described in the fourth paragraph of Condition 6(b) or (2) is imposed as a result of any of the circumstances described in paragraph (i) or (v) above or any combination thereof), will not be less than the amount provided for in such Note, Receipt or Coupon to be then due and payable.

If the Issuer or, if applicable, the Guarantor elects to pay such additional amounts and so long as they are obligated to pay the same, the Issuer nonetheless may subsequently redeem the Notes in accordance with Condition 6(b).

As used in these Terms and Conditions, the “Relevant Date” means the date on which a payment in respect of a Note, Receipt or Coupon first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13.

8.         Prescription

The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

9.             Events of Default

(A)

If any one or more of the following events (each an “Event of Default”) shall occur and is continuing, the Trustee at its discretion may, and if so requested in writing by the holders of at least one quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders shall (subject to being indemnified and/or secured to its satisfaction), give notice to the Issuer that the Notes are, and they shall thereupon immediately become, due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust Deed:

	(a)	if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 30 days in the case of interest; or

(b)

if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and (except in any case where, in the opinion of the Trustee, the failure is incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60 days next following the service by the Trustee on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)

if any Indebtedness for Borrowed Money of the Issuer or the Guarantor becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer or the Guarantor fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or any security given by the Issuer or the Guarantor for any Indebtedness for Borrowed Money becomes enforceable or if default is made by the Issuer or the Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person provided that no such event shall constitute an Event of Default unless the relative Indebtedness for Borrowed Money either alone or when aggregated with other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least U.S.$100,000,000 (or its equivalent in any other currency); or

(d)

the entry of a decree or order for relief in respect of the Issuer or the Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws of the United States of America, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)

the commencement by the Issuer or the Guarantor of a voluntary case under the Federal bankruptcy laws of the United States of America, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action in furtherance of any of the foregoing.

(B)	(1)

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding, and (b) it shall have been indemnified and/or secured to its satisfaction;

(2)

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

For the purposes of this Condition, “Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.

10.       Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Replacement Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and the Replacement Agent may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

11.       Agent and Paying Agents

The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out below.

The Issuer and the Guarantor are entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/ or approve any change in the specified office through which any Paying Agent acts, provided that:

(i)

so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(ii)	there will at all times be a Paying Agent with a specified office in a city approved by the Trustee in continental Europe;

(iii)	there will at all times be an Agent; and

(iv)

the Issuer and the Guarantor undertake that they will ensure that they maintain a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 5(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

12.       Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

13.       Notices

All notices regarding the Notes shall be published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times in London. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any other stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in each such newspaper or, where published in such newspapers on different dates, the last date of such first publication. If publication as provided above is not practicable, notice will be given in such other manner and shall be deemed to have been given on such date, as the Trustee may approve. Receiptholders and Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition.

Until such time as any definitive Notes are issued, there may, so long as the global Note(s) is or are held in its/their entirety on behalf of Euroclear and Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the Noteholders and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules.  Any such notice shall be deemed to have been given to the Noteholders on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the related Note or Notes, with the Agent. Whilst any of the Notes is represented by a global Note, such notice may be given by any Noteholder to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.       Meetings of Noteholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Guarantor or by Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts or Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven.

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

15.       Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of Notes of other Series where the Trustee so decides.

16.       Consolidation, Merger and Transfer of Assets

The Trust Deed provides that neither the Issuer nor the Guarantor may consolidate with, or merge into, any corporation, or transfer its assets substantially as an entirety to any person, unless (a) the successor corporation or transferee assumes the Issuer’s or, as the case may be, the Guarantor’s obligations in respect of the Notes, the Receipts and the Coupons and under the Trust Deed, (b) after giving effect to the relevant transaction, no Event of Default or Potential Event of Default (as defined in the Trust Deed) shall have occurred and be continuing and (c) certain other conditions set out in the Trust Deed are complied with.

17.          Redenomination

(a)            Where redenomination is specified in the applicable Final Terms as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 13, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

Except as otherwise specified in the applicable Final Terms the election will have effect as follows:

(i)

the Notes and the Receipts shall be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, with the agreement of the Agent and with the approval of the Trustee, that the then current market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed, the Trustee and the Paying Agents of such deemed amendments;

(ii)

if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer (i) in the case of Relevant Notes in the denomination of euro 50,000, and/or such higher amounts as the Agent may determine and notify to the Noteholders and any remaining amounts less than euro 50,000, shall be redeemed by the Issuer and paid to the Noteholders in euro in accordance with Condition 5; and (ii) in the case of Notes which are not Relevant Notes, in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent and the Trustee may approve) euro 0.01 and such other denominations as the Agent shall determine and notify to the Noteholders, the London Stock Exchange, if the Notes are listed on such exchange, and the Trustee. If such definitive Notes are issued they will be obtainable at the specified office of the Replacement Agent;

(iii)

save to the extent that an Exchange Notice has been given in accordance with paragraph (v) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01;

(iv)

after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(v)

if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Agent may specify and as shall be notified to the Noteholders in the Exchange Notice and to the London Stock Exchange, if the Notes are listed on such exchange. If such new euro-denominated Notes are issued they will be obtainable at the specified office of the Replacement Agent. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(vi)

if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(vii)	if the Notes are Floating Rate Notes the applicable Final Terms specifies any relevant changes to the provisions relating to interest; and

(viii)

such other changes shall be made to these Terms and Conditions and/or the Trust Deed and/or the Agency Agreement as the Issuer may decide, after consultation with the Agent and with the prior written approval of the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro or to enable the Notes to be consolidated with one or more issues of other notes, whether or not originally denominated in the Specified Currency or euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 13. The Issuer will also notify the London Stock Exchange of any other such changes, if the Notes are listed on such exchange.

(b)       Definitions

In these Conditions, the following expressions have the following meanings:

“Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

“Redenomination Date” means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union;

“Relevant Notes” means all Notes where the applicable Final Terms provide for a minimum Specified Denomination in the Specified Currency which is equivalent to at least euro 50,000 and which are admitted to trading on a regulated market in the European Economic Area; and

“Treaty” means the Treaty establishing the European Communities, as amended by the Treaty on European Union and the Treaty of Amsterdam.

18.       Indemnification of the Trustee and its contracting with the Issuer and the Guarantor

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or the Guarantor and/or any of the Issuer’s other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantor and/or any of the Guarantor’s other Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

19.       Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.       Governing law and submission to jurisdiction

(a)              The Trust Deed, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)            Each of the Issuer and the Guarantor has in the Trust Deed agreed, for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons may be brought in such courts.

Each of the Issuer and the Guarantor has in the Trust Deed irrevocably waived any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and has in the Trust Deed further irrevocably agreed that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Nothing contained in this Condition shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

Each of the Issuer and the Guarantor has in the Trust Deed appointed GLN Representatives Limited at its registered office (being at 31 August, 2006 at 20th Floor, City Point, 1 Ropemaker Street, London EC2Y 9HT, England) as its agent for service of process, and undertaken that, in the event of GLN Representatives Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

OTHER PAYING AGENT

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-115 Luxembourg

Grand Duchy of Luxembourg

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPT, COUPON, TALON AND CERTIFICATE

PART 1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](2)

COUNTRYWIDE FINANCIAL CORPORATION

(the Issuer)

(incorporated with limited liability in the State of Delaware)

Unconditionally and irrevocably guaranteed by

COUNTRYWIDE HOME LOANS, INC.

(incorporated with limited liability in the State of New York)

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.  This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 15 August 2005 and made between the Issuer, Countrywide Home Loans, Inc. as guarantor and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the

(1)                                  To appear on Notes with a maturity of more than 183 days.

(2)           To appear on Notes with a maturity of 183 days or less.

Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent  or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)                                      if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)                                   if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto, and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by a relevant Clearing System , a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form provided and required by such Clearing System.  The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the

Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the Exchange Date) which is 40 days after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) or (b) either (if the Final Terms indicate that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Bearer Global Note or (if the Final Terms indicate that this Global Note is not intended to be a New Global Note) a Permanent Bearer Global Note, which, in either case, is in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the Final Terms attached thereto), and furthermore in each case upon notice being given by a relevant Clearing System acting on the instructions of any holder of an interest in this Global Note.

If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof.  This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Notes or (as the case may be) interests in the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by the relevant Clearing System, a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form provided and required by such Clearing System.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. On an exchange of part only of this Global Note, the Issuer shall procure that:

(i)                                      if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)                                   if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto, and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged.  On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall also be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two to the Permanent Global Note recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person who is for the time being shown in the records of the relevant Clearing System as the holder of a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by the relevant Clearing System as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes, save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes, other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing System.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by two persons duly authorised on its behalf.

COUNTRYWIDE FINANCIAL CORPORATION

By:	By:
Duly Authorised	Duly Authorised
Authenticated without recourse, warranty
or liability by Deutsche Bank AG, London
Branch as Agent.

By:
Authorised Officer

[Effectuated without recourse,
warranty or liability by

as Common Safekeeper

By:	](1)

(1)           This should only be completed where the final Terms indicates that this Global Note is intended to be a New Global Note.

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

*             Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

*              See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*                                         See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*                                       See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES
FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*                                       Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

*                                       See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART 2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](2)

COUNTRYWIDE FINANCIAL CORPORATION

(the Issuer)

(incorporated with limited liability in the State of Delaware)

Unconditionally and irrevocably guaranteed by

COUNTRYWIDE HOME LOANS, INC.

(incorporated with limited liability in the State of New York)

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.  This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 15 August 2005 and made between the Issuer, Countrywide Home Loans, Inc. as guarantor and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent  or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

(1)           To appear on Notes with a maturity of more than 183 days.

(2)                                  To appear on Notes with a maturity of 183 days or less.

If the Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time.

If the Final Terms indicate that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, Part III, or Part IV of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)                                    if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)                                 if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto, and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(iii)                              if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(iv)                                             if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto, and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes.  In such circumstances the Issuer shall procure that:

(i)                                    if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, details of such further notes may be entered in the records of the relevant Clearing Systems such that the nominal amount of this Global Note and the Notes represented by this Global Note may be increased by the amount of such further notes so issued; or

(ii)                                                 if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note, shall be entered by or on behalf of the Issuer in Schedule Two hereto, and the relevant space in Schedule Two recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of any further Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Final Terms:

(i)                                    upon not less than 60 days’ written notice being given to the Agent by the relevant Clearing System   (acting on the instructions of any holder of an interest in this Global Note) or the Trustee; or

(ii)                                 in the case of Notes with a maturity of 183 days or less only upon the occurrence of an Exchange Event.

An Exchange Event means:

(1)                                 an Event of Default has occurred and is continuing;

(2)                                 the Issuer has been notified that the relevant Clearing Systems have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(3)                                 the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 7 which would not be required were the Notes in definitive form.

Upon the occurrence of an Exchange Event:

(i)                                    the Issuer will promptly give notice to Noteholders in accordance with Condition 13 upon the occurrence of such Exchange Event; and

(ii)                                 one or more of the relevant Clearing Systems (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Agent requesting exchange.  Any such exchange shall occur on a date specified in the notice not later than 60 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made by the bearer of this Global Note on any day other than a Saturday or a Sunday on which banks are open for business in London.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.  Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person who is for the time being shown in the records of the relevant Clearing System as the holder of a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by the relevant Clearing System as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes, save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes, other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by two persons duly authorised on its behalf.

COUNTRYWIDE FINANCIAL CORPORATION

By:	By:
Duly Authorised	Duly Authorised

Authenticated without recourse, warranty or liability by
Deutsche Bank AG, London Branch
as Agent.

By:
Authorised Officer

[Effectuated without recourse,
warranty or liability by

as Common Safekeeper
By:	](1)

(1) This should only be completed where the final Terms indicate that this Global Note is intended to be a New Global Note.

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

*                    Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

*              See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*              See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*              See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES

Date made	Nominal amount of Temporary Global Note exchanged for this Global Note	Increased nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*                                         Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

*                                         See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART 3

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](2)

COUNTRYWIDE FINANCIAL CORPORATION

(the Issuer)

(incorporated with limited liability in the State of Delaware)

Unconditionally and irrevocably guaranteed by

COUNTRYWIDE HOME LOANS, INC.

(incorporated with limited liability in the State of New York)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (Notes).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.  This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 15 August 2005 and made between the Issuer, Countrywide Home Loans, Inc. as guarantor and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

(1)                                  To appear on all Notes with a maturity of more than 183 days.

(2)                                  To appear on all Notes with a maturity of 183 days or less.

COUNTRYWIDE FINANCIAL CORPORATION

By:	By:
Duly Authorised	Duly Authorised

Authenticated without recourse, warranty or liability by
Deutsche Bank AG, London Branch
as Agent.

By:
Authorised Officer

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information supplementing,

replacing or modifying the Conditions which appears in the

Final Terms relating to the Notes]

PART 4

FORM OF RECEIPT

COUNTRYWIDE FINANCIAL CORPORATION

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [       ]

Receipt for the sum of [       ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the Conditions) on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains.  The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](2)

(1)             To appear on all Receipts appertaining to Notes with a maturity of more than 183 days.

(2)             To appear on all Receipts appertaining to Notes with a maturity of 183 days or less.

PART 5

FORM OF COUPON

On the front:

COUNTRYWIDE FINANCIAL CORPORATION

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [       ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].(1)

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on [ ], [ ]]

Part B

[For Floating Rate Notes or Indexed Interest Notes:

Coupon for the amount due in accordance with
the Terms and Conditions endorsed on,
attached to or incorporated by reference
into the said Notes on [the Interest Payment
Date falling in [     ] [     ]/[   ]].

This Coupon is payable to bearer, separately
negotiable and subject to such Terms and
Conditions, under which it may become void
before its due date.]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](2)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](3)

(1)             Delete where the Notes are all of the same denomination.

(2)             To appear on all Coupons appertaining to Notes with a maturity of more than 183 days.

(1)             To appear on all Coupons appertaining to Notes with a maturity of 183 days or less.

PART 6

FORM OF TALON

On the front:

COUNTRYWIDE FINANCIAL CORPORATION

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [       ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]] (1).

On and after [              ] further Coupons [and a further Talon](2) appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](3)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](4)

(1)             Delete where the Notes are all of the same denomination.

(2)             Not required on last Coupon sheet.

(3)             [To appear on all Talons appertaining to Notes with a maturity of more than 183 days.]

(4)             [To appear on all Talons appertaining to Notes with a maturity of 183 days or less.]

On the back of Receipts, Coupons and Talons:

AGENT

DEUTSCHE BANK AG, LONDON BRANCH
Winchester House
1 Great Winchester Street
London EC2N 2DB

OTHER PAYING AGENT

Deutsche Bank Luxembourg S.A.
2, Boulevard Konrad Adenauer
L-1115 Luxembourg
Grand Duchy of Luxembourg

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.                                       (A)          As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)                                     voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)                                  that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)                                  the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)                                  the surrender of the certificate to the Paying Agent who issued the same; and

(b)                                 that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)                                  block voting instruction shall mean a dated English language document issued by a Paying Agent in which:

(a)                                  it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)                                  the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)                                  the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)                                 it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)                                  the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)                                 one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)                               24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)                              48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)                                A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in subparagraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in subparagraph (A)(ii)(b) above.  The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.                                       The Issuer, the Guarantor or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than five per cent. in nominal amount of the Notes for the time being outstanding, convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists.  Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.                                       At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 13.  Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed.  Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies.  A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4.                                       A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman.  The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.                                       At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business.  The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)                                     reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(ii)                                  alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(iii)                               alteration of the majority required to pass an Extraordinary Resolution;

(iv)                              the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)                                 alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.                                       If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved.  In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee).  If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.  At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.                                       Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum.  Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.                                       Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.                                       At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.                                 Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.                                 The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting, except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.                                 Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.                                 The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer or, as the case may be, the Guarantor and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting.  Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak, nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 9 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy.  No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor or any other Subsidiary of the Issuer.  Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.                                 Subject as provided in paragraph 13 hereof at any meeting:

(A)                              on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(B)                                on a poll every person who is so present shall have one vote in respect of each U.S.$1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.                                 The proxies named in any block voting instruction need not be Noteholders.

16.                                 Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business.  A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.                                 Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its principal office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.                                 A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)                              Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

(B)                                Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, Couponholders, the Issuer, the Guarantor or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)                                Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Guarantor, the Trustee or any Noteholder.

(D)                               Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)                                 Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)                                 Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)                                Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)                               Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)                                    Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Noteholders to execute an instrument of transfer of the Registered Notes held by them in favour of the persons with or to whom the Notes are to be exchanged or sold respectively.

19.                                 Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.  Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.                                 The expression Extraordinary Resolution when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.                                 Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.                                 (A)          If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)                                     a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)                                  a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)                               a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)                              to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)                                If the Issuer shall have issued and have outstanding Notes which are not denominated in U.S. dollars in the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in U.S. dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into U.S. dollars on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.  In such circumstances, on any poll each person present shall have one vote for each U.S.$1 (or such other U.S. dollar amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Notes (converted as above) which he holds or represents.

23.                                 Subject to all other provisions of these presents the Trustee may without the consent of any of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

SIGNATORIES

EXECUTED as a DEED by	)
COUNTRYWIDE FINANCIAL CORPORATION	)
acting by	)	JENNIFER S SANDEFUR
acting under the authority of that	)
company in the presence of:	)

Witness’s Signature:		KEITH JACKSON

Name:		KEITH JACKSON

Address:		5220 LAS VIRGENES
CALABEIAS, CA 91302

Occupation:		ATTORNEY

EXECUTED as a DEED by	)
COUNTRYWIDE HOME LOANS,	)
INC. acting by	)	JENNIFER S SANDEFUR
acting under the authority of that	)
company in the presence of:	)

Witness’s Signature:		KEITH JACKSON

Name:		KEITH JACKSON

Address:		5220 LAS VIRGENES
CALABEIAS, CA 91302

Occupation:		ATTORNEY

THE COMMON SEAL of DEUTSCHE	)
TRUSTEE COMPANY LIMITED	)
was affixed to this deed in	)	SEAL
the presence of:	)

Director		SALLY WALKER

Associate Director		SINEAD CLERKIN

TRUST DEED

dated 15 August 2005 and amended and restated on 31 August 2006

COUNTRYWIDE FINANCIAL CORPORATION

and

COUNTRYWIDE HOME LOANS, INC.

and

DEUTSCHE TRUSTEE COMPANY LIMITED

relating to a U.S.$5,000,000,000 Euro Medium Term Note Programme

SIGNATORIES

EXECUTED as a DEED by	)
COUNTRYWIDE FINANCIAL CORPORATION	)
acting by	)	JENNIFER S SANDEFUR
acting under the authority of that	)
company in the presence of:	)

Witness’s Signature:		DEREK W STARK

Name:		DEREK W STARK

Address:		4500 PARK GRANADA
CALABASAS CA 91302

Occupation:		ATTORNEY

EXECUTED as a DEED by	)
COUNTRYWIDE HOME LOANS,	)
INC. acting by	)	JENNIFER S SANDEFUR
acting under the authority of that	)
company in the presence of:	)

Witness’s Signature:		DEREK W STARK

Name:		DEREK W STARK

Address:		4500 PARK GRANADA
CALABASAS CA 91302

Occupation:		ATTORNEY

THE COMMON SEAL of DEUTSCHE	)
TRUSTEE COMPANY LIMITED	)
was affixed to this deed in	)	SEAL
the presence of:	)

Assistant Secretary		ALAN COLLETTI

Associate Director		SALLY WALLER

DATED 31 AUGUST 2006

COUNTRYWIDE FINANCIAL CORPORATION as Issuer

and

COUNTRYWIDE HOME LOANS, INC. as Guarantor

and

DEUTSCHE TRUSTEE COMPANY LIMITED as Trustee

FIRST SUPPLEMENTAL TRUST DEED

modifying and restating the provisions of the Trust Deed dated 15 August 2005 U.S.$5,000,000,000 Euro Medium Term Note Programme

For the Issuer and the Guarantor:

GIDE LOYRETTE NOUEL MNP Citypoint 1 Ropemaker Street London EC2Y 9HT

For the Trustee:

ALLEN & OVERY LLP One New Change London EC4M 9QQ